Amwell announces new chief financial officer

Industry veteran Mark Hirschhorn joins Amwell leadership team

BOSTON, Oct. 15, 2024 — Amwell® (NYSE: AMWL), a leader in digital care, today announced Mark Hirschhorn will become Amwell Chief Financial Officer (CFO) effective Oct. 21, succeeding Robert “Bob” Shepardson, who has been in the role since 2021. Hirschhorn will oversee Amwell’s financial operations, enterprisewide optimization and capital allocation activities, and will play a meaningful leadership role in guiding the company’s strategy to support its long-term growth objectives and enhance shareholder value.

Hirschhorn is a healthcare technology industry leader, with over three decades of experience in financial and strategic operations, having served in senior executive positions across both public and private companies. Most recently, he served as chief executive officer (CEO) of TapestryHealth where he significantly scaled the company’s revenue and profitability. Prior to that, he spent seven years at Teladoc Health where he held key roles as CFO and chief operating officer (COO), and Talkspace where he contributed to strong growth and strategic repositioning efforts as president and COO.

“Mark’s experience blends keen financial acumen and seasoned leadership, encompassing corporate finance, operations, strategy, capital allocation and M&A,” said Ido Schoenberg, M.D., chairman and CEO of Amwell. “This change represents an evolution for our company as we move beyond a period of intense R&D investment to an operational focus aimed at achieving greater efficiencies, optimizing cash flow and delivering profitable growth while maintaining our dedication to enabling our clients’ aspirations. Mark makes a great addition to our executive team and is dedicated to leading the company for the benefit of all stakeholders – clients, shareholders and team members.”

“I am excited to join the talented team at Amwell as we continue on our path to profitability. Amwell is a great company on a meaningful mission, to empower healthcare organizations to derive the many benefits of digitally enabled healthcare. I am aligned with Amwell’s leadership team on many philosophies, principles and strategies to build the business and enhance shareholder value,” Hirschhorn said.

Schoenberg added, “All of us at Amwell thank Bob Shepardson for his contributions as CFO. Bob has been a great leader as we navigated past our IPO and beyond our period of re-platforming and worked to align our overall cost structure, setting Amwell up for profitable growth.”

About Amwell

Amwell is a leading hybrid care, delivery enablement platform in the United States and globally, connecting and enabling providers, payers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare. We offer a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 50 health plans, which collectively represent more than 100 million covered lives, and many of the nation’s largest health systems. For more information, please visit https://business.amwell.com/.

©2024 American Well Corporation. All rights reserved. Amwell®, SilverCloud®, Amwell ConvergeTM, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Media:

Angela Vogen

Press@amwell.com

Investor:

Sue Dooley

Sue.Dooley@amwell.com

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